 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 9, 2011

VELVET ROPE SPECIAL EVENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-154422	80-0217073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Harbin Road, Shenyang, Liaoning, People’s Republic of China		110002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		86-24-2250-1035

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 9, 2011, Velvet Rope Special Events, Inc. (the “Company”, “we”, “us”), received written consent from the board of directors and the holders of 53.4% of the Company’s voting securities to change the Company’s name change to “Eastern Security & Protection Services, Inc.” and to effect a forward split of the Company’s issued and outstanding shares of common stock on a basis of 5.113634 for 1.

On March 16, 2011, we filed a certificate of amendment with the Delaware Secretary of State to change our name to Eastern Security & Protection Services, Inc.  We anticipate that these changes will take effect with the State of Delaware and the OTC Bulletin Board on March 21, 2011, subject to a review by the Financial Industry Regulatory Authority (“FINRA”).  The certificate of amendment is attached to this Current Report as Exhibit 3.1

Upon effect of the forward split, the Company’s issued and outstanding shares of common stock shall increase from 1,393,000 to 7,123,322 shares of common stock, all with a par value of $0.001.  This forward split will not affect the number of the Company’s authorized common shares, which has been set at 100,000,000.

Once these corporate changes are processed, FINRA will then provide us with a new trading symbol and we will announce the effectiveness of these changes by filing a Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment filed with the Delaware Secretary of State on March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELVET ROPE SPECIAL EVENTS, INC.

/s/ Rui Tan
Rui Tan
President and Director

Date:	March 17, 2011